As filed with the Securities and Exchange Commission on December 13, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

702 S.W. Eighth Street
Bentonville, Arkansas 72716
(479) 273-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copies to:

ANTHONY D. GEORGE, ESQ.
Assistant General Counsel, Finance
Wal-Mart Stores, Inc.
702 S.W. Eighth Street
Bentonville, Arkansas 72716
(479) 273-4000
(Name, address, and telephone number,
including area code, of agent for service)
DUDLEY W. MURREY, ESQ. Hughes & Luce, L.L.P 1717 Main Street, Suite 2800 Dallas, Texas 75201 (214) 939-5500

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	$10,000,000,000	100%[1]	$10,000,000,000[1]	$795,000[2]

(footnotes on next page)

(1)
The debt securities registered hereby will be offered from time to time on a delayed basis pursuant to Rule 415 under the Securities Act. The registrant will determine the proposed maximum offering price per security as the debt securities registered hereunder are offered and sold. The proposed maximum aggregate offering price of the debt securities being registered hereby as set forth herein has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
The registrant previously paid a registration fee of $1,500,000 in connection with a registration statement on Form S-3 that the registrant and several co-registrants, all of which are wholly-owned subsidiaries of the registrant, initially filed on July 6, 2001 (Registration No. 333-64740). $500,000,000 of debt securities registered by means of that registration statement have not been issued. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $125,000 of the registration fee related to unissued debt securities registered pursuant to that registration statement against the registration fee of $920,000 to be paid in connection with this registration statement, leaving a balance of $795,000 to be paid in connection with this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 13, 2002

PROSPECTUS

WAL-MART STORES, INC.

$10,000,000,000

DEBT SECURITIES

This prospectus forms part of a shelf registration statement that we filed with the Securities and Exchange Commission. We may use that registration statement to offer and sell, in one or more offerings at various times, up to a total of $10,000,000,000 of our debt securities.

We may offer and sell debt securities in different series that have different terms and conditions, including debt securities convertible into or exchangeable for other securities. This prospectus provides you with a general description of certain material terms of those debt securities. When we sell a particular series of the debt securities, we will provide a prospectus supplement describing the specific terms and conditions of that series of debt securities, including:

•	the public offering price at which the securities of that series are then being offered;

•	the maturity date;

•	the interest rate or rates, which may be fixed or variable;

•	the times for payment of principal, interest and any premium;

•	any redemption provisions; and

•	any conversion or exchange provisions of the debt securities in the series.

The prospectus supplement may also contain important information about U.S. federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the debt securities being offered by that prospectus supplement. The prospectus supplement may also update or change information contained in this prospectus.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should read carefully both this prospectus and the prospectus supplement accompanying this prospectus, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

We maintain our principal executive offices at:

702 S.W. 8th Street
Bentonville, Arkansas 72716
Telephone: (479) 273-4000

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ●, 2002.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement relating to any of our debt securities being offered by means of this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

We are not offering the debt securities in any jurisdiction in which the offer is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating the information that we have already filed with the SEC, the SEC allows us to “incorporate by reference” in this prospectus information contained in documents we have filed with the SEC. Those documents that we are incorporating by reference into this prospectus form an important part of this prospectus. Any documents that we file with the SEC in the future and that are incorporated by reference as noted below will also be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete or terminate the offering of debt securities by this prospectus.

•	Wal-Mart’s Annual Report on Form 10-K for its fiscal year ended January 31, 2002.

•	Wal-Mart’s Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 2002.

•	Wal-Mart’s Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 2002.

•	Wal-Mart’s Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 2002.

•	Wal-Mart’s Current Report on Form 8-K dated March 12, 2002.

•	Wal-Mart’s Current Report on Form 8-K dated July 12, 2002.

•	Wal-Mart’s Current Report on Form 8-K dated August 14, 2002.

•	Wal-Mart’s Current Report on Form 8-K dated September 24, 2002.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. As allowed by the SEC’s rules, we have not included in this prospectus all of the information that is included in the registration statement. At your request we will provide you, free of charge, with a copy of the registration statement, any of the exhibits to the registration statement or a copy of any other information we have incorporated by reference into the registration statement. If you want more information, you should write or call:

Anthony D. George, Esq.
Assistant General Counsel, Finance

and Assistant Secretary
Wal-Mart Stores, Inc.
Corporate Offices
702 S.W. 8th Street, Mail Stop 0290
Bentonville, Arkansas 72716
Telephone: (479) 273-4505

You may also obtain a copy of any filing we have made with the SEC directly from the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov through which certain materials that we file with the SEC may be viewed.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. Forward-looking statements may be included, for example, under “Wal-Mart Stores, Inc.” and “Use of Proceeds,” and in certain portions of our reports and other information incorporated in this prospectus by reference, and generally can be identified by use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other similar words or phrases. These forward-looking statements may include statements that address activities, events or developments that we expect or anticipate will or may occur in the future, including:

•	future capital expenditures, including the amount and nature of those expenditures;

•	expansion and other development trends of industry segments in which we and our subsidiaries are active;

•	future revenues and cash flows;

•	future performance;

•	our business strategy;

•	our financing strategy;

•	expansion and growth of our business;

•	our operations and other similar matters; and

•	our management’s anticipation and expectations as to future occurrences and trends.

Although we believe the expectations expressed in the forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business, a number of risks, uncertainties and factors, domestically and internationally, could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. We have previously identified many of these factors in filings or statements we made or that were made on our behalf.

Our business operations are subject to risks, uncertainties and factors outside our control. Any one, or a combination, of these could materially affect our financial performance. These risks, uncertainties and factors include:

•	the costs of goods;

•	the cost of electricity and other energy requirements;

•	competitive pressures;

•	inflation;

•	consumer spending patterns;

•	consumer debt levels;

•	currency exchange fluctuations;

•	trade restrictions;

•	changes in tariff and freight rates;

•	unemployment levels;

•	interest rate fluctuations; and

•	other capital market and economic conditions.

Forward-looking statements that we make or that are made by others on our behalf are based on a knowledge of our business and the environment in which we operate but, because of the risks, uncertainties and factors listed above and other similar factors, actual results may differ from those in the forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or on our business or operations. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We assume no obligation to update any of the forward-looking statements.

WAL-MART STORES, INC.

We are the world’s largest retailer as measured by total net sales for fiscal 2002. Our total net sales exceeded $217 billion in fiscal 2002, over 83% of which was generated in the United States. We operate mass merchandising stores that serve our customers primarily through the operation of three segments:

•	Wal-Mart stores, which include our discount stores, Supercenters and Neighborhood Markets in the United States;

•	SAM’S Clubs, which include our warehouse membership clubs in the United States; and

•	the international segment of our business.

We currently operate in all 50 states of the United States, Argentina, Brazil, Canada, Germany, Mexico, Puerto Rico, South Korea and the United Kingdom, and in China under joint venture agreements. In addition, through our subsidiary, McLane Company, Inc., we provide products and distribution services to retail industry and institutional food service customers. As of November 30, 2002, we operated in the United States:

•	1,566 Wal-Mart stores;

•	1,244 Supercenters;

•	39 Neighborhood Markets; and

•	522 SAM’S Clubs.

As of November 30, 2002, we also operated 207 Canadian Wal-Mart stores, 11 units in Argentina, 22 units in Brazil, 22 units in China, 95 units in Germany, 592 units in Mexico, 19 units in Puerto Rico, 14 units in South Korea and 258 units in the United Kingdom. The units operated by our International Division represent a variety of retail formats. As of November 30, 2002, we employed more than 1,000,000 associates in the United States and 300,000 associates internationally.

We also own a 6.1% interest in Seiyu, Ltd. and options to purchase additional equity interests of Seiyu, Ltd. that will permit us to own up to 66.7% of Seiyu, Ltd.’s equity interests. Seiyu, Ltd. operates over 400 stores located throughout Japan.

Wal-Mart Stores, Inc. is the parent company of a group of subsidiary companies, including McLane Company, Inc., Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A. de C.V., Asda Group Limited, Sam’s West, Inc., Sam’s East, Inc., Wal-Mart Stores East, Inc., Wal-Mart Stores East, LP, Sam’s Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust, Sam’s Real Estate Business Trust and Wares Delaware Corporation. The information presented above relates to our operations and our subsidiaries on a consolidated basis.

Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.

Our principal executive offices are located at 702 S.W. Eighth Street, Bentonville, Arkansas 72716. Our telephone number there is (479) 273-4000, and our Internet address is www.wal-martstores.com. Information contained in our website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges, for the periods indicated:

Year Ended January 31,					Nine Months Ended October 31,
1998	1999	2000	2001	2002	2001	2002
5.33x	6.24x	6.76x	5.54x	5.56x	5.13x	6.25x

For the purpose of computing our ratios of earnings to fixed charges, we have defined “earnings” to mean our earnings before income taxes and fixed charges, excluding capitalized interest and earnings attributable to minority interests owned by others in our subsidiaries.

We have defined “fixed charges” to mean:

•	the interest that we pay; plus

•	the capitalized interest that we show on our accounting records; plus

•	amortized premiums, discounts and capitalized expenses related to indebtedness; plus

•	the portion of the rental expense for real and personal property that we believe represents the interest factor in those rentals.

Our fixed charges do not include any dividend requirements with respect to preferred stock because we do not have any shares of preferred stock outstanding.

USE OF PROCEEDS

Except as we otherwise specifically described in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities:

•	to repay the short-term borrowings that we have incurred for corporate purposes, including to finance capital expenditures such as the purchase of land and construction of stores and other facilities;

•	to finance acquisitions;

•	to repay long-term debt as it matures or to refinance debt of our subsidiaries;

•	to repay short-term borrowings that we have incurred to acquire other companies and assets;

•	to repay short-term borrowings that we have incurred to acquire our common stock pursuant to our share repurchase program; and

•	to meet our other general working capital requirements.

Before we apply the net proceeds to one or more of these uses, we may invest those net proceeds in short-term marketable securities.

We may also incur from time to time additional debt other than through the offering of debt securities under this prospectus.

DESCRIPTION OF THE DEBT SECURITIES

We will issue the debt securities in one or more series under an indenture, dated as of December 11, 2002, between us and Bank One Trust Company, NA, as the indenture trustee.

The indenture is a contract between us and the trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if an “event of default,” as that term is described below, occurs under the indenture in relation to debt securities we have issued. Second, the trustee performs certain administrative duties for us.

We have summarized below material provisions of the debt securities that we will offer and sell pursuant to this prospectus and material provisions of the indenture. However, you should understand that this is only a summary. We have not described all of the provisions of the indenture. We have filed the indenture with the SEC, and we suggest that you read the indenture. We are incorporating by reference the provisions of the indenture referred to by section numbers and summarized below. The following summary is qualified in its entirety by those provisions of the indenture.

We will describe the particular terms and conditions of a particular series of debt securities offered in a prospectus supplement relating to the offer of that series of debt securities. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities offered pursuant to this prospectus, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

General

As a holder of the debt securities issued under the indenture, you will be one of our unsecured creditors and will have a right to payment equal to that of our other unsecured creditors.

The debt securities offered by this prospectus will be limited to a total of $10,000,000,000, which will include the equivalent amount of any debt securities that we issue that are denominated in any non-U.S. currency. The indenture, however, does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series.

With respect to each particular series of debt securities that we offer by this prospectus, the prospectus supplement will describe the following terms of each series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

•	the date or dates on which the principal will be paid;

•	the conditions pursuant to which and the times at which any premium on the debt securities of the series will be paid;

•
the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;

•	the date or dates from which interest, if any, shall accrue;

•	the dates on which any accrued interest shall be payable and the record dates for the interest payment dates;

•
the percentage of the principal amount at which the debt securities of the series will be issued, and if less than face amount, the portion of the principal amount that will be payable upon acceleration of those debt securities’ maturity or at the time of any prepayment of those debt securities or the method for determining that amount;

•
if we may prepay the debt securities of the series in whole or part, the terms of our prepayment right, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

•	the offices or agencies where the debt securities of the series may be presented for registration of transfer or exchange;

•	the place or places where the principal of, premium, if any, and interest, if any, on debt securities of the series will be paid;

•
if we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, the terms of our redemption or repurchase right, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions relating to any such redemption or repurchase by us;

•
if we will be obligated to redeem or repurchase the debt securities of the series in whole or part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, the terms of our redemption or repurchase obligation, including when and at whose option we will be obligated to redeem or repurchase the debt securities of the series, and the redemption or repurchase price or the method for determining the redemption or repurchase price;

•
if the debt securities of the series will be convertible into or exchangeable for any other of our securities, the terms of the conversion or exchange rights, including when the conversion or exchange right may be exercised, the conversion or exchange price or the ratio or ratios or method of determining the conversion or exchange price or ratios and any other terms and conditions, including anti-dilution terms, upon which conversion or exchange may occur;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which we will issue debt securities of the series;

•
the currency in which we will pay principal, any premium, interest or other amounts owing with respect to the debt securities of the series, which may be U.S. dollars, a foreign currency or a composite currency;

•	any index, formula or other method that we must use to determine the amount of any payment of principal, any premium or interest on the debt securities of the series;

•	if we are required to pay any additional amounts, the terms of our obligation to pay additional amounts and under what conditions we will be required to pay such amounts;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	any addition to, or change in, the events of default with respect to, or covenants relating to, the debt securities in the series;

•	whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

•	any other specific terms and conditions of the series of debt securities.

(Section 3.01)

If we sell any series of debt securities for, that we may pay in, or that are denominated in, one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant currencies, currency units or composite currencies in the prospectus supplement relating to that series.

We may offer and sell series of the debt securities as original issue discount securities, bearing no interest or interest at a rate that at the time of issuance is below market rates, or at a substantial discount below their stated principal amount. We will describe the income tax consequences and other special considerations applicable to any original issue discount securities of that kind described in the prospectus supplement relating to that series.

Conversion or Exchange Rights

Debt securities offered by this prospectus may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. We will describe the terms and conditions of conversion or exchange in the applicable prospectus supplement. The terms and conditions will include, among others, the following:

•	the conversion or exchange price or prices or the ratio or ratios or method of determining the conversion or exchange prices or ratios;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Events of Default and Waiver

An event of default with respect to debt securities of a series issued will occur if:

•	we fail to pay interest on any outstanding debt securities of that series when it is due and payable and that failure continues for 30 days;

•	we fail to pay principal of, or premium, if any, on any outstanding debt securities of that series when it is due and payable;

•
we fail to perform or we breach any covenant or warranty in the indenture with respect to any outstanding debt securities of that series and that failure continues for 90 days after we receive written notice of that default;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us; or

•	any other event occurs that is designated as an event of default with respect to the particular series of debt securities when that particular series of debt securities is established.

(Section 7.01)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. If an event of default with respect to any series of outstanding debt securities occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. (Section 7.02) The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series and rescind and annul that acceleration, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to the debt securities of that series, other than those due as a result of acceleration, have been made. (Section 7.02) If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and will, at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture, proceed to protect the rights of the holders of the debt securities of that series. (Section 7.03; Section 7.12) The holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on, those debt securities and any covenant or provision of the indenture that cannot be waived without the consent of each holder of debt securities of that series. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes of the debt securities of that series. (Section 7.13)

The indenture provides that upon the occurrence of an event of default described in the first two bullet points in the first paragraph under “Events of Default and Waiver” with respect to debt securities of a series, we will, upon the trustee’s demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal, premium, if any, and interest. The indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts. (Section 7.03)

The indenture also provides that, notwithstanding any other provision of the indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of, and interest on, the debt securities of that series or any redemption price or repurchase price when due and that that right will not be impaired without the consent of that holder. (Section 7.08)

The trustee is required, within 90 days after the occurrence of a default with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term “default,” for the purpose of this provision only, means the occurrence of any event that is or would become, after notice or the passage of time or both, an event of default with respect to that series. (Section 8.02)

We are required to file annually with the trustee a written statement as to the existence or non-existence of defaults under the indenture or any series of debt securities. (Section 5.05)

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities or as to any series thereof, except for:

•	the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

•
our obligations respecting the debt securities concerning issuing temporary notes, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for debt security payments being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

•	the provisions of the indenture relating to such a discharge of obligations.

We refer to a discharge of this type as “defeasance.” (Section 11.02)

In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. (Section 11.03)

To exercise either of the rights we describe above, certain conditions must be met, including:

•
we must irrevocably deposit with the trustee, in trust for the debt security holders’ benefit, moneys in the currency in which the securities are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the securities are denominated, or a combination of cash and such securities, in amounts sufficient to pay the principal of and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

•
the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the type of defeasance described first above, will be based on a ruling of the Internal Revenue Service or a change in federal income tax law to that effect occurring after the date of the indenture;

•	no default or event of default exists on the date of such deposit, subject to certain exceptions; and

•
the trustee must receive an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be part of any “estate” formed by the bankruptcy or reorganization of the party depositing those funds with the trustee or subject to the “automatic stay” under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders.

(Section 11.04)

Satisfaction and Discharge

If we so request, the indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the notes, as provided for in the indenture, and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the indenture and the debt securities when:

•
either all the debt securities previously authenticated and delivered under the indenture, other than destroyed, lost or stolen securities that have been replaced or paid and notes that have been subject to defeasance, have been delivered to the trustee for cancellation; or

•
all of the securities issued under the indenture not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within 60 days or will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense; and

•
in each of the foregoing cases, we have irrevocably deposited or caused to be deposited with the trustee cash in U.S. dollars, certain United States government securities or a combination thereof, in trust for the purpose and in an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the indenture not previously delivered to the trustee for cancellation, for principal and premium, if any, on and interest on these securities to the date of such deposit (in the case of notes that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be; and

•	we have paid or caused to be paid all sums payable under the indenture by us; and

•	no default or event of default then exists; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture and the securities issued under the indenture have been complied with.

(Section 11.08)

Modification of the Indenture

The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of such debt securities. However, no such modification or alteration may be made without the consent of the holder of each debt security affected if the modification or alteration would, among other things:

•
change the maturity of the principal of, or of any installment of interest on, any such debt security, or reduce the principal amount of any such debt security, or change the method of calculation of interest or the currency of payment of principal or interest on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security, or

•	reduce the above-stated percentage in principal amount of outstanding debt securities required to modify or alter the indenture.

(Section 9.02)

The trustee and we, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:

•	evidence the succession of another corporation to us and the successor’s assumption to our respective covenants with respect to the debt securities and the indenture;

•
add to our covenants further restrictions or conditions that our board of directors and the trustee consider to be for the protection of holders of all or any series of the debt securities and to make the occurrence of a default in any of those additional covenants, restrictions or conditions a default or an event of default under the indenture subject to certain limitations;

•	cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be defective or inconsistent with another provision;

•	add additional events of default with respect to all or any series of the debt securities;

•	add to, change or eliminate any provision of the indenture provided that the addition, change or elimination will not affect any outstanding debt securities;

•
provide for the issuance of debt securities whether or not then outstanding under the indenture in coupon form and to provide for exchangeability of the coupon form securities with other debt securities issued under the indenture in fully registered form;

•	establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established; and

•	evidence and provide for the acceptance of appointment of a successor trustee and to change the indenture as necessary to have more than one trustee under the indenture.

(Section 9.01)

Amalgamation, Consolidation, Merger or Sale of Assets

The indenture provides that we may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor to us assumes our obligations on the debt securities and under the indenture;

•	any successor to us must be an entity incorporated or organized under the laws of the United States;

•	after giving effect thereto, no event of default, as defined in the indenture, shall have occurred and be continuing; and

•	certain other conditions under the indenture are met.

Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under “Events of Default and Waiver.” (Section 10.01; Section 10.02)

No Limitations on Additional Debt and Liens

The indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets.

The Indenture Trustee

Bank One Trust Company, NA is the trustee under the indenture governing the debt securities and will also be the registrar and paying agent for each series of debt securities unless otherwise noted in the prospectus supplement. The trustee is a national banking association with its principal offices in Chicago, Illinois.

The trustee has two main roles under the indenture. First, the trustee can enforce your rights against us if any of the actions described above under “Events of Default and Waiver” occurs. Second, the trustee performs certain administrative duties related to the debt securities for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in principal amount of the debt securities may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities, although the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.

Bank One Trust Company, NA also serves as trustee under an indenture, dated as of July 5, 2001, between it, us and three of our finance subsidiaries. As of September 30, 2002, we had issued a total of $5.50 billion of our senior unsecured securities under that indenture. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of April 1, 1991, between it and us, as supplemented through the date of this prospectus. As of May 31, 2001, we had issued a total of $17.46 billion of our senior unsecured securities under that indenture. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of December 1, 1986, covering secured bonds issued in the aggregate principal amount of $137,082,000 by the owner trustees of approximately 24 SAM’S Clubs store properties that are leased to one of our subsidiaries. Bank One Leasing Corporation, an affiliate of Bank One Trust Company, NA, established a business trust that purchased 15 Wal-Mart discount stores for $53,661,785 and leased the stores back to us for an initial term of 20 years in a transaction consummated on December 22, 1992. On November 10, 1994, a second business trust of which Bank One Leasing Corporation is a beneficiary purchased an additional 23 Wal-Mart discount stores for $128,842,500 and leased the stores back to us for an initial term of 20 years. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of April 27, 2001, between Wal-Mart Canada Venture Corp., one of our subsidiaries, us, as guarantor, and it. On April 27, 2001, Wal-Mart Canada Venture Corp. issued a total of $325,000,000 of its senior unsecured debt securities under that indenture, which debt securities we have guaranteed.

We expect to maintain banking relationships in the ordinary course of business with Bank One, NA, an affiliate of Bank One Trust Company, NA.

TAX CONSEQUENCES TO HOLDERS

A prospectus supplement may describe the principal U.S. federal income tax consequences of acquiring, owning and disposing of debt securities of some series in certain circumstances, including the following:

•	payment of the principal, interest and any premium in a currency other than the U. S. dollar;

•	the issuance of any debt securities with “original issue discount,” as defined for U.S. federal income tax purposes;

•	the issuance of any debt securities with an associated “bond premium,” as defined for U.S. federal income tax purposes; and

•	the inclusion of any special terms in debt securities that may have a material effect for U.S. federal income tax purposes.

In addition, if the tax laws of foreign countries are material to a particular series of debt securities, a prospectus supplement may describe the principal income tax consequences of acquiring, owning and disposing of debt securities of some series in similar circumstances under those foreign tax laws.

PLAN OF DISTRIBUTION

General

We may sell the debt securities being offered hereby:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters; or

•	through a combination of any of those methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the debt securities. Offers to purchase debt securities may also be solicited by agents designated by us from time to time. Any of those agents, who may be deemed to be an “underwriter,” as that term is defined in the Securities Act of 1933, as amended, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth in, the prospectus supplement.

If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell those debt securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter,” as that term is defined in the Securities Act of 1933, may then resell those debt securities to the public at varying prices to be determined by that dealer at the time of resale.

If we use an underwriter or underwriters in the sales, we will execute an underwriting agreement with those underwriters at the time of sale of the debt securities, and the name of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters, along with this prospectus, to make resales of the debt securities in respect of which this prospectus is delivered to the public. The compensation of any underwriters will also be set forth in the prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to our contributing to payments those underwriters, dealers, agents and other persons are required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hughes & Luce, L.L.P., our counsel.

EXPERTS

The consolidated financial statements of Wal-Mart Stores, Inc. and its subsidiaries incorporated by reference in Wal-Mart Stores, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements, to the extent covered by their consents filed with the SEC, given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

	Securities and Exchange Commission registration fee	$795,000
*	Printing and engraving	5,000
*	Legal fees and charges	20,000
*	Accounting services	5,000
*	Trustee services	10,000
*	Miscellaneous	2,500

	Total	$837,500

* Estimated.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-Laws of Wal-Mart Stores, Inc., as amended to date, provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of Wal-Mart Stores, Inc. (or was serving at the request of Wal-Mart Stores, Inc. as a director, officer, employee or agent for another entity) will be indemnified and held harmless by us to the full extent authorized by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law provides, among other things, that Wal-Mart Stores, Inc. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Wal-Mart Stores, Inc.) by reason of the fact that the person is or was a director, officer, employee or agent of Wal-Mart Stores, Inc., or is or was serving at the request of Wal-Mart Stores, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. This power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Wal-Mart Stores, Inc. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

This power to indemnify applies to actions brought by or in the right of Wal-Mart Stores, Inc. as well, but only to the extent of defense expenses (including attorney’s fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to Wal-Mart Stores, Inc., unless the court believes that in light of all the circumstances indemnification should apply.

To the extent that a present or former director or officer of Wal-Mart Stores, Inc. is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Restated Certificate of Incorporation of Wal-Mart Stores, Inc., as amended to date, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of Wal-Mart Stores, Inc. shall not be liable to Wal-Mart Stores, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

Wal-Mart Stores, Inc. is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at Wal-Mart Stores, Inc.’s expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under its By-Laws.

The foregoing summaries are necessarily subject to the complete text of the statute, the Restated Certificate of Incorporation, as amended, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.    EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended January 31, 1989).

4.2
Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4(b) to the Company’s Registration Statement on Form S-8 (File No. 33-43315)).

4.3	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K dated July 27, 1999).

4.4	By-laws of the Company, as amended June 3, 1993 (incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended January 31, 1994).

4.5	Indenture dated as of December 11, 2002, between the Company and Bank One Trust Company, NA, as Trustee.

5.1	Opinion of Hughes & Luce, L.L.P. with respect to the legality of the securities being registered.

12.1	Statement Regarding Computation of Ratios.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17.    UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on December 13, 2002.

WAL-MART STORES, INC.

By:	/s/ H. Lee Scott, Jr.
Name:	H. Lee Scott, Jr.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Lee Scott, Jr. and Thomas M. Schoewe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

DATE:	December 13, 2002
/s/ S. Robson Walton
S. Robson Walton Chairman of the Board and Director

DATE:	December 13, 2002
/s/ H. Lee Scott, Jr.
H. Lee Scott, Jr. President, Chief Executive Officer and Director

DATE:	December 13, 2002
/s/ Thomas M. Schoewe
Thomas M. Schoewe Executive Vice President and Chief Financial Officer (Principal Financial Officer)

DATE:	December 13, 2002
/s/ James A. Walker, Jr.
James A. Walker, Jr. Senior Vice President and Controller (Principal Accounting Officer)

DATE:	December 13, 2002	/s/ James W. Breyer
James W. Breyer Director

DATE:	December , 2002

John T. Chambers Director

DATE:	December 13, 2002	/s/ Thomas M. Coughlin

Thomas M. Coughlin Director

DATE:	December , 2002

Stephen Friedman Director

DATE:	December 13, 2002	/s/ Stanley C. Gault

Stanley C. Gault Director

DATE:	December 13, 2002	/s/ David D. Glass

David D. Glass Director

DATE:	December 13, 2002	/s/ Roland A. Hernandez

Roland A. Hernandez Director

DATE:	December , 2002

Dawn G. Lepore Director

DATE:	December 13, 2002	/s/ J. Paul Reason

J. Paul Reason Director

DATE:	December 13, 2002	/s/ Elizabeth A. Sanders

Elizabeth A. Sanders Director

DATE:	December 13, 2002	/s/ Jack C. Shewmaker

Jack C. Shewmaker Director

DATE:	December , 2002

José H. Villarreal Director

DATE:	December 13, 2002	/s/ John T. Walton

John T. Walton Director